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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

CAVITATION TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	02-9901	20-4907818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10019 Canoga Ave.
Chatsworth, California 91311
(Address of principal executive offices including zip code)

(818) 718-0905
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop brand recognition with resellers and consumers, develop our current and future products, increase sales and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our company" refer to Cavitation Technologies, Inc.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 6, 2011 we entered into a convertible redeemable note agreement under which we issued a $25,000 convertible promissory note to the Prolific Group, LLC. The note bears interest at 6% p.a. and is due December 6, 2012. The note is convertible into shares of our common stock at a conversion price equal to 65% of the lowest closing bid price for the 5 trading days prior to conversion. Conversion may occur after May 6, 2012. The obligation may be prepaid at a rate of 150% of the unpaid principal.

On December 6, 2011 we issued a $20,853.15 promissory note to Galina Voloshin. The note is due December 16, 2011 and carries an interest rate of 6% p.a.

On December 6, 2011 we entered into a convertible redeemable note agreement under which we issued a $30,000 convertible promissory note to the Tripod Group, LLC. The note bears interest at 6% p.a. payable in shares and is due December 6, 2012. The note is convertible into shares of our common stock at a conversion price equal to 65% of the lowest closing bid price for the 5 trading days prior to conversion. Conversion may occur after May 6, 2012. The obligation may be prepaid at a rate of 150% of the unpaid principal.

The funds received from the transactions cited above were used to repay outstanding debt.

On December 6, 2011 we entered into a share issuance agreement for $60,000. The purpose of the agreement is to provide CTi the flexibility to access $60K on May 7, 2012. We issued a convertible redeemable note for $60,000 to the Tripod Group, LLC in exchange for a promissory note (PN) received from the Tripod Group also for $60K. The convertible redeemable note bears interest at 6% p.a. with interest and principal due Dec. 6, 2012. The note is convertible into shares of our common stock at a conversion price equal to 65% of the lowest closing bid price for the 5 trading days prior to conversion. Conversion may occur after May 6, 2012. The promissory note also bears interest at 6% p.a. with principal and interest due May 7, 2012. We may, at our option, invoke the promissory note, at which time the convertible redeemable note will be invoked and Tripod will be able to convert $60K into free trading shares. We may lose our right to invoke the promissory note if the stock closing price falls below a specific price for a certain time period or, if the dollar trading volume is less than a specified amount over a certain number of trading days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 13, 2011

	By:	/s/ Todd Zelek
Todd Zelek
Chief Executive Officer